Exhibit 10.3
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

)
In the Matter of	)	STIPULATION AND CONSENT
	)	TO THE ISSUANCE OF AN
	)	ORDER TO CEASE AND DESIST,
ADVANTA BANK CORP.	)	ORDER FOR RESTITUTION,
DRAPER, UTAH	)	and
	)	ORDER TO PAY
(INSURED STATE NONMEMBER BANK))
	)	FDIC-08-259b
	)	FDIC-08-403k
)
     Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST AND ORDER FOR RESTITUTION (CONSENT AGREEMENT) by the Federal Deposit Insurance Corporation (FDIC), it is hereby stipulated and agreed by and between a representative of the Legal Division of the FDIC and Advanta Bank Corp., Draper, Utah (Respondent) as follows:
     1. The Respondent has been advised of its right to receive a Notice of Charges for an Order to Cease and Desist and for Restitution; Notice of Assessment of Civil Money Penalties; Findings of Fact and Conclusions of Law; Order to Pay; and Notice of Hearing (collectively, NOTICE) detailing the violations of law and/or unsafe or unsound banking practices alleged to have been committed by the Respondent for which an Order to Cease and Desist, Order for Restitution, and

Order to Pay (ORDER) may issue against the Respondent pursuant to sections 8(b) and 8(i)(2)of the Federal Deposit Insurance Act (Act), 12 U.S.C. §§ 1818(b) and 1818(i)(2).
     2. The Respondent has been further advised of its right to a hearing on the charges under sections 8(b)and 8(i)(2) of the Act, 12 U.S.C. §§ 1818(b) and 1818(i)(2), and the FDIC Rules of Practice and Procedure, 12 C.F.R. Part 308.
     3. The Respondent is represented by counsel.
     4. The Respondent admits that the FDIC is the appropriate Federal banking agency to maintain this enforcement action pursuant to section 3(q)(3) of the Act, 12 U.S.C. § 1813(q)(3), and that the FDIC has jurisdiction over it and the subject matter of this proceeding.
     5. The FDIC has reason to believe that the Respondent engaged in unsafe and unsound banking practices and violations of law in connection with the marketing of the Cash Back Reward feature of Respondent’s credit card products and acts or practices related to the Respondent’s repricing of credit card accounts. Specifically, the FDIC has reason to believe the Respondent engaged in violations of section 5 of the Federal Trade Commission Act, 15 U.S.C. § 45(a)(1) (Section 5) and the adverse action notification requirements of the Equal Credit Opportunity Act, 15 U.S.C. §§ 1691 et seq. (“ECOA”), set forth at 15 U.S.C. § 1691(d), and Regulation B of the

Board of Governors of the Federal Reserve System, 12 C.F.R. Part 202 et seq. (“Regulation B”), set forth at 12 C.F.R. § 202.9 (collectively “Adverse Action Notification Requirements”).
     6. In the interest of compromise and settlement, the Respondent, solely for the purpose of this proceeding pursuant to sections 8(b)and 8(i)(2) of the Act, 12 U.S.C. §§ 1818(b) and 1818(i)(2), and without admitting or denying any of the unsafe or unsound banking practices or violations of law or regulation as set forth in paragraph 5 of this CONSENT AGREEMENT, hereby consents and agrees to the issuance of the ORDER by the FDIC, and further consents and agrees to pay a civil money penalty in the amount of $150,000 to the Treasury of the United States pursuant to the provisions of section 8(i)(2)of the Act, 12 U.S.C. § 1818(i)(2), and to pay restitution to certain customers as set forth in the Order pursuant to the provisions of section 8(b)(6) of the Act, 12 U.S.C § 1818(b)(6).
     7. The Respondent further agrees to pay the civil money penalty assessed by delivering to the FDIC a certified check payable to the Treasury of the United States in the amount of $150,000 within five (5) days of the execution of the CONSENT AGREEMENT. Upon issuance of the ORDER by the FDIC, the FDIC shall remit the certified check to the Treasury of the United

States.
     8. In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, Respondent agrees not to seek or accept indemnification for the civil money penalty assessed and paid in this matter.
     9. The Respondent further stipulates and agrees that such ORDER will be deemed to be an order which has become final under the Act, and that such ORDER shall become effective upon its issuance by the FDIC and fully enforceable by the FDIC pursuant to the provisions of the Act subject only to the conditions of paragraphs 10 and 11 of this CONSENT AGREEMENT.
     10. In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that no action will be taken by the FDIC against the Respondent to enforce the ORDER in the United States District Court unless the Respondent or any director, officer, employee, agent, successor or assign, or other institution-affiliated party (collectively, the Bank Parties) has violated or is about to violate any provision of such ORDER.
     11. (a) In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, this will be a release by the FDIC of the Respondent and Bank Parties with respect to the alleged violations of Section 5 identified by the FDIC arising out of the Respondent’s marketing of the Cash Back Reward feature of its credit card products and acts or practices relating to the Respondent’s repricing of credit card accounts, the Adverse Action Notification Requirements, and any other allegations relating in any manner to the FDIC’s Compliance Report of Examination dated January 16, 2007 (Release Violations). In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that the FDIC shall not initiate any further legal action, except an action to enforce the terms of the ORDER, against any of the Bank Parties based on the Release Violations.
          (b) Except as provided herein, the Respondent agrees and acknowledges that the terms and provisions of this CONSENT AGREEMENT and the acceptance by the FDIC of this CONSENT AGREEMENT and the issuance of the ORDER shall not in any way bar, estop or otherwise prevent the FDIC from taking any other action against any of the Bank Parties, or any of the Respondent’s current or former institution-affiliated parties.
     12. The Bank disagrees with FDIC’s assertion that Section 5 (including implementing rules, regulations, regulatory guidance, and statements of policy) applies to business-purpose credit cards issued to owners of small businesses and other professionals. The FDIC and the

Respondent agree that entering into this CONSENT AGREEMENT shall not constitute an admission of liability by the Respondent for the transactions and practices that form the basis of the ORDER; nor shall it constitute a waiver of any substantive or procedural rights of the Respondent or Bank Parties to refute any alleged violations of Section 5 or the Adverse Action Notification Requirements not mentioned in the Compliance Report or the ORDER.
     13. The Respondent hereby waives:
          (a) all defenses and counterclaims of any kind to the NOTICE and in this proceeding;
          (b) a public hearing for the purpose of taking evidence on such alleged charges;
          (c) the filing of proposed findings of fact and conclusions of law;
          (d) the issuance of a recommended decision by an administrative law judge;
          (e) the filing of exceptions and briefs with respect to such recommended decision; and
          (f) judicial review of the ORDER as provided by section 8(h) of the Act, 12 U.S.C. § 1818(h), or any other challenge to the validity of the ORDER.

Dated this 24 day of June, 2009.

FDIC	ADVANTA BANK CORP.
LEGAL DIVISION	DRAPER, UTAH

BY:	BY:

/s/ Carol G. Laakso	/s/ Dennis Alter

Carol G. Laakso	Dennis Alter
Counsel	Director

/s/ Calvin M. Boardman

Calvin M. Boardman
Director

/s/ Philip M. Browne

Philip M. Browne
Director

/s/ Fred W. Fairclough

Fred W. Fairclough
Director

/s/ Fred P. Gonzales

Fred P. Gonzales
Director

/s/ John F. Moore

John F. Moore
Director

/s/ William Wirthlin

William Wirthlin
Director

Comprising the Board of
Directors of Advanta Bank
Corp., Draper, Utah

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